Exhibit 10.3
2011 PERFORMANCE AWARD: GOALS AND MEASURES
ARTICLE 1
ESTABLISHMENT AND PURPOSE
     1.1 Establishment of the 2011-2013 Performance Goals. Oceaneering International, Inc. (the “Company”), has previously established the 2010 Incentive Plan of Oceaneering International, Inc. (the “Plan”). The Plan permits the establishment of Performance Goals and the award of Performance Awards to Participants. The Committee has established Performance Goals (as detailed herein) for the first performance period under the Plan which shall run from January 1, 2011 through December 31, 2013 (the “2011-2013 Performance Period”). This 2011-2013 Performance Period is subject to all the provisions of the Plan.
     1.2 Establishment of 2011-2013 Performance Goal Targets. The 2011-2013 Performance Goal targets are as follows:

ROIC/Kc:	125%

Cumulative Three Year Cash Flow:	$1.38 Billion
     1.3 Purpose. The establishment of Performance Goals for the 2011-2013 Performance Period is to provide Participants with a long-term incentive opportunity in respect of the 2011-2013 Performance Period. Performance Awards granted in 2011 (the “2011 Performance Awards”) are subject to the attainment of these Performance Goals.
ARTICLE 2
DEFINITIONS
     2.1 Definitions. Whenever used in this document, capitalized terms shall have the meanings assigned in the Plan, unless defined otherwise or specifically provided herein. The following terms shall have the meanings set forth below:
     (a) “Average Cost of Capital” means the average (the arithmetic mean) of the Cost of Capital for each of the three calendar years within the 2011-2013 Performance Period.
     (b) “Average Invested Capital” means the sum of Average Total Debt and Average Shareholders’ Equity for each of the three calendar years within the 2011-2013 Performance Period.
     (c) “Average Return on Invested Capital” or “ROIC” means a percentage derived by dividing (i) the cumulative NOPAT (the sum of NOPAT for each of the three calendar years within the 2011-2013 Performance Period) by (ii) Average Invested Capital.

     (d) “Average Total Debt” means (i) the sum of the Total Debt as of the end of the prior year and the Total Debt as of the end of the current year (ii) divided by two. For example, the Average Total Debt for calendar year 2011 will be the Total Debt as of December 31, 2010, plus the Total Debt as of December 31, 2011, divided by two.
     (e) “Average Shareholders’ Equity” means (i) the sum of Shareholders’ Equity as of the end of the prior year and Shareholders’ Equity as of the end of the current year (ii) divided by two.
     (f) “Cost of Capital” or “Kc” means a percentage determined by dividing (i) the sum of the Cost of Debt and the Cost of Equity for each of the three calendar years within the 2011-2013 Performance Period by (ii) the sum of Average Total Debt and Average Shareholders’ Equity for each of the three calendar years within the 2011-2013 Performance Period. All components of Cost of Capital shall be obtained directly from the audited financial statements of the Company for the applicable year.
     (g) “Cost of Debt” means the product of annual Interest Expense and 65% (100% less a deemed income tax rate of 35%).
     (h) “Cost of Equity” means the product of Average Shareholders’ Equity and 8.8%, which is the sum of the 3.3% yield on the 10-year Treasury Notes as of December 31, 2010, as published by the U.S. Federal Reserve, plus an equity return premium of 5.5%.
     (i) “Cumulative Three Year Cash Flow” means the sum of the earnings before interest, taxes, depreciation and amortization (“EBITDA”) amounts for each of the three calendar years in the 2011-2013 Performance Period. EBITDA shall be calculated as Net Income (Loss) plus (or Minus) Net Interest Expense (Income), plus provisions for income taxes (or minus benefit from income taxes), plus depreciation and amortization. Each component of EBITDA shall be obtained directly from the audited financials statements of the Company for the applicable year.
     (j) “Income Before Income Taxes” means income before income taxes as reflected in the audited financial statements of the Company for the applicable calendar year.
     (k) “Interest Expense” means interest expense, net of amounts capitalized, as reflected in the audited financial statements of the Company for the applicable calendar year.
     (l) “Interest Income” means interest income as reflected in the audited financial statements of the Company for the applicable calendar year.
     (m) “Net Income (Loss)” means net income (loss) as reflected in the audited financial statements of the Company for the applicable calendar year.
     (n) “Net Interest Expense (Income)” means the difference between (i) Interest Expense and (ii) Interest Income for the applicable calendar year.

     (o) “Net Operating Profit After Taxes” or “NOPAT” means Net Income (Loss) plus (or minus) the product of (i) Net Interest Expense (Income) and (ii) 100% minus the effective income tax rate for the applicable year. The effective income tax rate will be determined by dividing the annual income tax provision (or benefit) by Income Before Income Taxes. All components of NOPAT shall be obtained directly from the audited financial statements of the Company for the applicable calendar year.
     (p) “Performance Unit” means the unit of measure underlying a Performance Award, with an initial notional value of $100.
     (q) “ROIC/Kc” means a percentage derived by dividing (i) Average Return on Invested Capital for the 2011-2013 Performance Period by (ii) Average Cost of Capital for the 2011-2013 Performance Period. A percentage greater than 100% indicates the Company earned a rate of return on its Average Invested Capital in excess of its Average Cost of Capital.
     (r) “Shareholders’ Equity” means the shareholders’ equity as reflected in the audited financial statements of the Company for the applicable year.
     (s) “Total Debt” means the difference between (i) the sum of the debt components (in both current and long-term liabilities), as reflected in the audited financial statements of the Company for the applicable calendar year, and (ii) construction-in-progress as disclosed in the footnotes to the audited financial statements of the Company to the extent such amount is greater than $20,000,000.
ARTICLE 3
AWARD DETERMINATION
     3.1 Award Opportunities. The Committee has determined the Participants for the 2011-2013 Performance Period and each Participant’s 2011 Performance Award; such Participants and their individual Performance Awards are reflected in the Committee records. A Participant’s 2011 Performance Award is keyed to the Company’s performance with respect to the 2011-2013 Performance Goals, and may result in a payment to the Participant having a value from zero percent to one hundred fifty percent of the initial notional value of the 2011 Performance Award.
     3.2 Performance Award Determination. As soon as is practicable after the close of the 2011-2013 Performance Period, the Committee shall calculate the value of 2011 Performance Awards for each Participant as follows:
     (a) Determine ROIC/Kc for the 2011-2013 Performance Period.
     (b) Determine the Cumulative Three Year Cash Flow for the 2011-2013 Performance Period.

     (c) Determine the ROIC/Kc Performance Goal level based on the following:

Threshold Level:	100%

Target Level:	125%

Maximum Level:	150%
     (d) Determine the Cumulative Three Year Cash Flow Performance Goal level based on the following:

Threshold Level:	$1.20 Billion

Target Level:	$1.38 Billion

Maximum Level:	$1.60 Billion
     (e) If the Company does not reach the Threshold level on both the ROIC/Kc and the Cumulative Three Year Cash Flow Performance Goal, no amounts will be paid with respect to the 2011 Performance Awards. If the Company reaches the Threshold level on at least one Performance Goal, an amount will be payable with respect to the 2011 Performance Awards.
     (f) The 2011 Performance Award for any Participant shall not be in an amount greater than $10,000,000.
     (g) Satisfaction of each Performance Goal at the Target level will result in a final value of each Performance Unit of $100. The determination of the final value of each Performance Unit shall be based on application of the following grid (with interpolation between the specified levels):
UNIT VALUES
Cumulative
Three Year Cash Flow

	Below
	Threshold	Threshold	Target	Maximum
Maximum	$75.00	$112.50	$125.00	$150.00

Target	$50.00	$87.50	$100.00	$125.00

Threshold	$37.50	$75.00	$87.50	$112.50

Below Threshold	$0.00	$37.50	$50.00	$75.00

ROIC/Kc
     (h) The Committee shall certify the determination of the final value of each Performance Unit. If such value exceeds $100, the Committee retains the discretion to reduce such value to any amount above or equal to $100.

ARTICLE 4
PAYMENT OF 2011 PERFORMANCE AWARDS
     4.1 Determination of Amount. 2011 Performance Awards will be determined as soon as practicable after (a) the Company’s financial statements for each of the three calendar years in the 2011-2013 Performance Period have been certified, (b) the Committee has certified in writing that the various Performance Goals and conditions set forth herein and in the Plan have all been met or satisfied, and (c) the Committee has specifically authorized in writing the payment of any 2011 Performance Awards based on attainment of either Performance Goal at a level greater than Target.
     4.2 Vesting. The 2011 Performance Awards will vest as set forth in the Participant’s Performance Unit Agreement.
     4.3 Form of Payment. Each 2011 Performance Award will be paid in cash.
     4.4 Time of Payment. 2011 Performance Awards shall be paid as set forth in the Participant’s Performance Unit Agreement.